<u>FIRST AMENDMENT TO LEASE</u>
(Expansion of Premises)

THIS FIRST AMENDMENT TO LEASE ("**Amendment**") is dated as of the 21 day of May, 2018 ("**Effective Date**"), between BROADWAY MICHELSON LLC, a Delaware limited liability company ("**Landlord**"), as successor to SRI Nine Main Plaza LLC, a Delaware limited liability company ("**Original Landlord**"), and COREVEST AMERICAN FINANCE LENDER, LLC, a Delaware limited liability company ("**Tenant**"), as successor in interest to Colony American Finance Lender, LLC, a Delaware limited liability company ("**Colony Lender**"), as successor in interest to Colony American Finance, LLC, a Delaware limited liability company ("**Colony Finance**") with reference to the following facts:

<u>RECITALS</u>

A. Original Landlord and Colony Finance are parties to that certain Office Lease dated as of October 7, 2015 (as assigned, the "**Lease**"), whereby Original Landlord leased to Colony Finance and Colony Finance leased from Original Landlord that certain space containing approximately 7,812 rentable square feet (and 6,561 usable square feet), known as Suite 850, located on the eighth (8th) floor (the "**Existing Premises**") of that certain building located at 1920 Main Street, Irvine, California (the "**Building**").

B. CF COREVEST HOLDINGS I LLC, a Delaware limited liability company and CF COREVEST HOLDINGS II LLC, a Delaware limited liability company (collectively "**Guarantors**") is the guarantor of the Lease pursuant to that certain Continuing Guaranty of Lease dated as of July 17, 2017 ("**Guaranty**").

C. Landlord and Tenant desire to amend the Lease to (i) expand the Existing Premises to include approximately 2,319 rentable square feet (and 1,916 usable square feet) located on the eighth (8th) floor of the Building commonly known as Suite 830 as depicted on **<u>Exhibit A</u>** attached hereto (the "**Expansion Space**"); and (ii) otherwise modify the Lease, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant hereby agree as follows:

1. <u>Capitalized Terms</u>. All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this Amendment. All references in the Lease and in this Amendment to "**the Lease**" or "**this Lease**" shall be construed to mean the Lease referenced above as amended and supplemented by this Amendment.

2. <u>Addition of Expansion Space; Expansion Space Term</u>. Commencing upon the Expansion Space Commencement Date (as defined below), the Existing Premises shall be deemed to include the Expansion Space for a term (the "**Expansion Space Term**") that shall expire coterminously with the expiration of the term of the Lease (i.e., April 30, 2021). Therefore, for purposes of the Lease, effective as of the Expansion Space Commencement Date (a) the "Premises" will mean the Existing Premises together with the Expansion Space and (b) the Premises will contain approximately 10,131 rentable square feet (and 8,477 usable square feet).

3. <u>Expansion Space Commencement Date</u>. For purposes of this Amendment, the term "**Expansion Space Commencement Date**" shall mean the date of "Substantial Completion" of the Expansion Space, as that term is defined in, and determined by Landlord's architect or space planner

pursuant to Paragraph 4(b) of the Lease, and Substantial Completion is anticipated to occur on or about June 1, 2018, subject to force majeure delays or Tenant Delays (as such term is defined in Section 4(d) of the Lease). For purposes of this Amendment, "Rentable Square Feet" and "Usable Square Feet" of the Premises and the Building shall be calculated using the Office Buildings: Standard Methods of Measurement ANSI/BOMA Z65.1-2010 Method B Capped Factor.

4. Beneficial Occupancy. Tenant shall have the right to access the Expansion Space up to two (2) weeks prior to the delivery of the Expansion Space for the purpose of installing its furniture, fixtures and equipment, provided that Tenant's installation of the same does not interfere with the completion of Landlord's Work (as defined in Section 9 below).

5. Confirmation of Expansion Space Commencement Date. The date that the Expansion Space Commencement Date actually occurs shall be confirmed by the parties in writing in Landlord's Form of Commencement Date Letter the Expansion Space (herein the "**Commencement Notice**"), which Commencement Notice shall be in substantially the form of **Exhibit C** attached to the Lease. The Commencement Notice shall be served upon Tenant after Landlord delivers or tenders possession of the substantially completed Expansion Space to Tenant. The Commencement Notice shall be binding upon Tenant unless Tenant objects to the Commencement Notice in writing served upon Landlord within five (5) days after Tenant's receipt of the Commencement Notice.

6. Expansion Space Monthly Rent. From and after the Expansion Space Commencement Date or ("**ESCD**"), Tenant shall pay as Monthly Rent for the Expansion Space the amounts set forth below for the respective periods:

Periods of Expansion Space Term	Monthly Rate per RSF	Monthly Rent
ESCD – 11/30/18	$3.08	$7,142.52*
12/01/18 – 11/30/19	$3.20	$7,428.22
12/01/19 – 11/30/20	$3.33	$7,725.35
12/01/20 – 04/30/21	$3.46	$8,034.36

*Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of the Lease, Tenant's Monthly Rent for the Expansion Space shall be fully abated for months two (2) and three (3) of the Expansion Space Term. Any abatement right afforded to Tenant is personal to the tenant originally named herein and is conditioned upon no Event of Default existing at the time the abatement (or free rent) would otherwise be available to Tenant.

7. Operating Expenses; Base Year. Effective as of Expansion Space Commencement Date, Tenant's Share (as defined in Paragraph 2.e of the Lease) shall mean 3.43% (i.e., 10,131 rentable square feet in the Premises / by 295,502 total rentable square feet of the Building). In addition, from and after the Expansion Space Commencement Date, the Base Year relative to the Expansion Space only shall be the 2018 calendar year.

8. After-Hour HVAC Service. As of the Effective Date hereof, Landlord shall provide, upon Tenant's request and at Tenant's expense, after-hour HVAC on an hourly basis under terms and conditions to be established by Landlord. As of the Effective Date hereof, Landlord's current after-hour HVAC rate is Sixty-Five 0/100 Dollars ($65.00) per hour.

9. Condition of Premises. Tenant accepts the Expansion Space in its current "AS IS" condition without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements subject to Landlord's performance of the

following minor cosmetic upgrades, at Landlord's sole cost and expense, using Building standard materials and as configured according to the space plan attached hereto as **Exhibit B** (collectively, the "**Landlord's Work**"):

a. The removal of two sections of drywall;
b. The patching of the carpet and touch up paint as required;
c. The painting of one wall in the open area in an accent color;
d. The addition of a wall mounted electrical capacity if necessary to support Tenant's furniture systems;
e. Only at Tenant's request, the removal of any existing cabling.

10. Security Deposit. The parties hereby acknowledge and agree that as of the Effective Date: (a) Landlord currently holds a Security Deposit in the amount of Twenty-Nine Thousand Eight Hundred Eighteen and 40/100 Dollars ($29,818.40); (b) concurrently with Tenant's execution of this Amendment, Tenant shall deliver to Landlord the sum of Eight Thousand Eight Hundred Thirty Seven and 80/100 Dollars ($8,837.80) ("**Additional Security**") and the effectiveness of this Amendment is conditioned on Landlord's receipt of the same; and (c) the Addition Security shall be added to and shall increase the existing Security Deposit currently held by Landlord such that the total Security Deposit thereafter held by Landlord shall equal Thirty-Eight Thousand Six Hundred Fifty-Six and 20/100 Dollars ($38,656.20) ("**Revised Security Deposit Amount**").

11. Signage. Tenant shall be entitled, at Tenant's sole cost and expense, to Building-standard identification signage outside of the Expansion Space on the floor on which the Expansion Space is located, and Building standard directional signage on such floor. The location, quality, design, style, and size of such signage shall be consistent with the Landlord's Building standard signage program. All costs associated with the installation and eventual removal of such signage shall be borne exclusively by Tenant.

12. Use. Tenant shall use the Expansion Space solely for general office and administrative purposes consistent with the operation of the Building as a first-class office building.

13. Parking. Effective as of Expansion Space Commencement Date, the Lease is hereby amended by revising Paragraph 53 to provide that: (i) Tenant shall have the right, but not the obligation, to lease from Landlord, on an unassigned, non-exclusive and unreserved basis, forty six (46) parking spaces in the parking facilities for the Building ("**Parking Facilities**"); (ii) subject to availability, Landlord shall provide Tenant an additional nineteen (19) unassigned, non-exclusive and unreserved parking spaces in the Parking Facilities; and (iii) Tenant has the right to convert up to four (4) of the unreserved parking spaces to reserved parking spaces in the Parking Facilities. During the initial term, the unassigned, non-exclusive and unreserved parking spaces are $60.00 per parking space per month and the reserved parking spaces are $145.00 per parking space per month. In addition, visitor parking is available on the first and second floors of the Parking Facilities. The current visitor parking rates are One and 50/100 Dollars ($1.50) per fifteen (15) minute period with a fifteen (15) minute grace period and a daily maximum of Seventeen Dollars ($17.00). Tenant visitors and guests shall be required to pay Landlord's prevailing rates. Tenant may elect to validate such parking for their guests at its own cost.

14. Reaffirmation of Guarantors. Guarantors approve of, consent to and join in the execution of this Amendment and reaffirms for Landlord each and every agreement, covenant and obligation set forth in the Lease and hereby confirms that the Guaranty remains unmodified and in full force and effect, notwithstanding the execution and delivery of this Amendment.

15. Certification as to Lease. Tenant certifies that (a) the Lease is in full force and effect and has not been assigned or amended; (b) there are no uncured defaults on the part of Tenant or Landlord

under the Lease; (c) there are no outstanding obligations by Landlord to Tenant related to any Tenant Improvements to the Premises, including but not limited to any tenant improvement allowances; (d) there are no outstanding or unpaid broker or leasing commissions relating to the Lease; (e) Tenant has taken possession of the Premises and has no claims of default as of the condition of the Premises or the Building, and (f) there are no rights of first refusal relating to the Premises or the Lease. Tenant hereby waives and releases all demands, charges, claims, accounts, or causes of action of any nature whatsoever against Landlord or Landlord's members, officers, employees or agents, including without limitation, both known and unknown demands, charges, claims, accounts, and causes of action that have previously arisen out of or in connection with the Lease.

16. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Savills Studley ("**Tenant's Representative**") and ORION Property Partners, Inc. ("**Landlord's Representative**") (collectively, the "**Brokers**"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless for, from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. If this Amendment is executed by Landlord and Tenant, Tenant's Representative shall receive a commission equal to Four Percent (4%) of the Monthly Rent for the Expansion Space Term.

17. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state of California, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant's obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

18. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or to amend the Lease, or a reservation of or option for lease or to amend the Lease, and this instrument will not be effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.

19. Lease in Full Force and Effect. Except as set forth herein, all of the terms, covenants, and conditions of the Lease shall remain in full force and effect. If a conflict or inconsistency exists between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall control to the extent of any such conflict or inconsistency.

20. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. The parties hereto may deliver their signatures to this Amendment by facsimile, electronic mail, or other electronic transmission, and agree to accept such digital image of this Amendment, as executed, as a true and correct original and admissible as if such signatures were original executed versions of this Amendment. In the event a signature is transmitted electronically, the party so transmitting shall deliver original signature pages within three (3) business days thereafter.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:

BROADWAY MICHELSON LLC,
a Delaware limited liability company

By: ______________________

Name: Alison Pappas

Title: Authorized Signatory

Tenant:

COREVEST AMERICAN FINANCE LENDER, LLC,
a Delaware limited liability company

By: ______________________

Name: J. Ryan McBride

Title: Chief Operating Officer

Agreed and accepted this 21 day of May, 2018 by the undersigned.

Guarantor:

CF COREVEST HOLDINGS I LLC,
a Delaware limited liability company

By: ______________________

Name: **CONSTANTINE M. DAKOLIAS**
PRESIDENT

Title: ______________________

Guarantor:

CF COREVEST HOLDINGS II LLC,
a Delaware limited liability company

By: ______________________

Name: **CONSTANTINE M. DAKOLIAS**
PRESIDENT

Title: ______________________